Exhibit 99.1

APAC Customer Services Announces Fourth-Quarter and Full-Year 2010 Results

  4Q revenue of $86.4 million
  4Q net income of $0.12 per diluted share
  Repurchases 711,000 shares in 4Q
  Ends 2010 with $41.4 million in cash and no outstanding borrowings

BANNOCKBURN, Ill.--(BUSINESS WIRE)--February 17, 2011--APAC Customer Services, Inc. (Nasdaq: APAC), a leader in global outsourced services and solutions, today reported financial results for its fourth fiscal quarter and year ended January 2, 2011. APAC’s fiscal year ends on the Sunday closest to December 31, and in 2009 the Company’s fourth quarter and fiscal year included one additional week.

Fourth-Quarter Results

Revenue for the 13-week 2010 fourth quarter rose 1.1% to $86.4 million from $85.5 million in the 14-week 2009 fourth quarter. Gross profit for the 2010 fourth quarter was $16.8 million, or 19.4%, compared to $17.2 million, or 20.1%, in the prior-year period. The Company reported net income of $6.3 million, or $0.12 per diluted share, compared to net income of $33.1 million, or $0.61 per diluted share, in the prior-year quarter. Results for the 2009 quarter included $23.8 million in income tax benefits due to the reversal of the valuation allowance that had been recorded against the company’s deferred tax assets. Fourth-quarter 2010 adjusted EBITDA was $11.7 million compared to $12.5 million in the 2009 fourth quarter.

Full-Year Results

Revenue for the 52-week 2010 fiscal year rose 11.2% to $326.0 million from $293.2 million in the 53-week 2009 fiscal year. Gross profit for 2010 was $68.5 million, or 21.0%, compared to $65.3 million, or 22.3%, in the prior year. For 2010, the company reported net income of $22.9 million, or $0.42 per diluted share, compared to net income of $58.1 million, or $1.09 per diluted share, in the prior year. As described above, 2009 included a one-time tax benefit of $23.8 million. Full-year 2010 adjusted EBITDA was $49.4 million compared to $46.5 million in 2009. Fiscal year 2010 includes $3.8 million of charges primarily related to a previously disclosed legal settlement as well as the transition of our CEO, which are detailed in the accompanying tables.

President and CEO Kevin Keleghan commented, “We had a very good year at APAC in 2010, despite the very difficult economy. The double-digit growth we experienced reflects the value APAC delivers to our clients in providing an exceptional customer experience. We’re especially encouraged that our growth has diversified into newer targeted verticals like technology and financial services. At the same time, we leveraged our expertise and expanded our business in media, healthcare, and business services and brought on new clients in communications.”

Senior Vice President and CFO Andrew Szafran added, “We are pleased to have exceeded the guidance for 2010 that we provided in November. Based on the current economic environment and our forecasted client volumes, we expect to generate revenue in the range of $346 million to $350 million in fiscal 2011. We expect EPS for fiscal 2011 to range from $0.47 to $0.49.”

Debt and Liquidity

As of the end of the 2010 fourth quarter, the Company had $41.4 million in cash and no outstanding borrowings. Net capital expenditures, including capital leases, during the 2010 fourth quarter were $6.6 million compared to $4.1 million in the prior-year fourth quarter and were primarily associated with new business and enhancements to the Company’s IT infrastructure.

The Company repurchased 870,633 of its common shares in 2010 at an average price of $5.60, with 710,695 of the shares repurchased in the fourth quarter.

Fourth-Quarter 2010 Conference Call

Management of APAC Customer Services will hold a conference call, including a visual presentation on the Company’s website, to discuss its financial results on Friday, February 18, 2011 at 10:00 a.m. Central Time (11:00 am ET). To participate in the live call by telephone, please dial 678-735-7977 or 877-303-5922 and reference APAC’s earnings call. No pass code is required.

The conference call, including the visual presentation, will be available live in the Investor Relations section of APAC Customer Services’ web site at http://www.apaccustomerservices.com. Please access the site at least 15 minutes prior to the scheduled start time in order to download the required audio software (RealPlayer or Windows Media Player). Information regarding the reconciliation of our non-GAAP measures to our GAAP results will be posted on our website at http://www.apaccustomerservices.com.

A replay of the webcast and visual presentation will be accessible through the Company's website for 30 days following the live event. For those unable to listen to the call via the Internet, a replay of the call will be available until 11:00 p.m. Central Time (midnight ET) on Tuesday, February 22, 2011, by dialing 706-645-9291. The pass code for the replay is #42396550.

About APAC Customer Services, Inc.

APAC Customer Services, Inc. (NASDAQ: APAC) is a leading provider of customer care services and solutions to market leaders in healthcare, business services, communications, media & publishing, travel & entertainment, financial services and technology industries. APAC partners with its clients to deliver custom solutions that enhance bottom-line performance. For more information, call 1-800-OUTSOURCE. APAC’s comprehensive web site is http://www.apaccustomerservices.com.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations, estimates and projections of future events and financial performance and the assumptions on which these expressed expectations, estimates and projections are based. Statements that are not historical facts, including statements about the beliefs and expectations of the Company and its management are forward-looking statements. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions about future events, and they are subject to known and unknown risks and uncertainties and other factors that can cause actual events and results to differ materially from historical results and those projected. Such statements are based upon the current beliefs and expectations of the Company's management. The Company intends its forward-looking statements to speak only as of the date on which they were made. The Company expressly undertakes no obligation to update or revise any forward-looking statements as a result of changed assumptions, new information, future events or otherwise.

The following factors, among others, could cause the Company’s actual results to differ from historic results or those expressed or implied in the forward-looking statements: its revenue is generated from a limited number of clients and the loss of one or more significant clients or reduction in demand for services could have a material adverse effect on the Company; the performance of its clients and general economic conditions; its financial results depend on the ability to effectively manage production capacity and workforce; the terms of its client contracts; its ability to sustain profitability; its availability of cash flows from operations and compliance with debt covenants and funding requirements under the Company’s credit facility; its ability to conduct business internationally, including managing foreign currency exchange risks; its principal shareholder can exercise significant control over the Company; and its ability to attract and retain qualified employees; the potential for downward pricing pressures in its industry and other competitive factors; changes to government regulations; the effect of rapid technology changes; acts of God, political instability or other events outside its control; and the impact from unauthorized disclosure of sensitive or confidential client or customer data.

Other reasons that may cause actual results to differ from historic results or those expressed or implied in the forward-looking statements can be found in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2010 and its subsequent filing on Form 10-Q for the fiscal quarters ended April 4, 2010, July 4, 2010 and October 3, 2010. Our filings are available under the investor relations section of our website at http://www.apaccustomerservices.com and on a website maintained by the SEC at http://www.sec.gov.

About Non-GAAP Financial Information

To supplement our consolidated financial statements presented in accordance with U.S. GAAP (“GAAP”), we use certain non-GAAP financial information when describing our financial performance. This "non-GAAP financial information" is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of operations, balance sheets or statements of cash flows of a company.

We present EBITDA, Adjusted EBITDA, and certain adjusted financial results, which are defined as non-GAAP financial measures. The presentation of non-GAAP financial information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. The items excluded from this non-GAAP financial information are significant components of our financial statements and must be considered in performing a comprehensive analysis of our overall financial results.

We believe that this non-GAAP financial information provides meaningful supplemental information and is useful in understanding our results of operations and analyzing of trends because they exclude certain charges. We also believe that non-GAAP financial information is useful to investors and analysts in allowing for greater transparency with respect to the supplemental information used by us in our financial and operational decision-making. In addition, we believe investors, analysts and lenders benefit from referring to non-GAAP information when assessing our performance and expectations of our future performance. However, this information should not be used as a substitute for our GAAP financial information; rather it should be used in conjunction with financial statement information contained in our consolidated financial statements prepared in accordance with GAAP.

Pursuant to the requirements of Regulation G, we have provided a reconciliation of all non-GAAP financial information to the most directly comparable GAAP financial measure in the accompanying notes to selected financial and statistical data. More information on certain of this non-GAAP financial information can be found in the Company's Annual Report on Form 10-K for the fiscal year ended January 3, 2010 and its subsequent filing on Form 10-Q for the fiscal quarters ended April 4, 2010, July 4, 2010 and October 3, 2010.

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Dollars in thousands, except per share data)

	Thirteen/Fourteen Weeks Ended *			Fifty-Two/Fifty-Three Weeks Ended **

	January 2,	January 3,	Fav (Unfav)	January 2,	January 3,	Fav (Unfav)
	2011	2010	%	2011	2010	%

Net revenue	$86,440	$85,529	1%	$325,958	$293,177	11%

Cost of services	69,641	68,316	(2)	257,490	227,845	(13)

Gross profit	16,799	17,213	(2)	68,468	65,332	5

Operating expenses:
Selling, general and administrative
expenses	7,735	7,909	2	31,427	30,773	(2)
Legal settlement	(58)	(45)	29	1,793	(41)	N/M
Severance, restructuring and other charges (reversals)	148	2	N/M	1,404	(56)	N/M
Total operating expenses	7,825	7,866	1	34,624	30,676	(13)

Operating income	8,974	9,347	(4)	33,844	34,656	(2)

Other (income) expense, net	79	9	N/M	(138)	(36)	N/M
Interest (income) expense, net	8	(16)	(150)	(31)	(34)	(9)

Income before income taxes	8,887	9,354	(5)	34,013	34,726	(2)

Income tax expense (benefit)	2,566	(23,756)	(111)	11,159	(23,327)	(148)

Net income	$6,321	$33,110	(81%)	$22,854	$58,053	(61%)

Net income per share:

Basic	$0.12	$0.63		$0.44	$1.13
Diluted	$0.12	$0.61		$0.42	$1.09

Weighted average number of
shares outstanding:
Basic	52,465	52,177		52,455	51,570
Diluted	54,339	54,284		54,706	53,296

* The Company operates on a 13/14 week fiscal quarter that ends on the Sunday closest to December 31
**The Company operates on a 52/53 week fiscal year that ends on the Sunday closest to December 31
The fiscal year and quarter ended January 2, 2011 include 52 weeks and 13 weeks, respectively. The fiscal year and quarter ended January 3, 2010 include 53 weeks and 14 weeks, respectively.

N/M - Percentage change is not meaningful

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Dollars in thousands)

	January 2,	January 3
Assets	2011 *	2010 *

Current Assets:
Cash and cash equivalents	$41,399	$20,557
Accounts receivable, net	52,483	45,358
Deferred tax assets, current	11,051	14,593
Other current assets	8,204	6,323
Total current assets	113,137	86,831

Property and equipment, net	28,030	25,653

Goodwill and intangibles, net	13,763	14,366

Deferred tax assets, non-current	5,387	10,170
Other assets	2,848	1,585

Total assets	$163,165	$138,605

Liabilities and Shareholders' Equity

Current Liabilities:
Capital leases - current portion	$696	$397
Accounts payable	4,964	2,770
Income taxes payable	93	365
Accrued payroll and related items	22,205	21,964
Accrued liabilities	9,200	9,190
Total current liabilities	37,158	34,686

Other non-current liabilities	4,536	4,171

Commitments and contingencies	-	-

Total shareholders' equity	121,471	99,748

Total liabilities and shareholders' equity	$163,165	$138,605

*The Company operates on a 52/53 week fiscal year that ends on the Sunday closest to December 31

APAC Customer Services, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Dollars in thousands)

	Fifty-Two/Fifty-Three Weeks Ended *
	January 2,	January 3,
	2011	2010

Operating activities:
Net income	$22,854	$58,053
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	11,603	11,870
Deferred income taxes	10,632	(24,763)
Stock compensation expense	2,088	860
Excess income tax benefits from stock option transactions	(2,307)	-
Amortized gain on sale leaseback	(133)	(94)
Loss on sale of property and equipment	2	38
Changes in operating assets and liabilities	(8,198)	(14,027)
Net cash provided by operating activities	36,541	31,937

Investing activities:
Purchases of property and equipment, net	(11,360)	(10,899)
Net proceeds from sale of property and equipment	1	1
Net cash used in investing activities	(11,359)	(10,898)

Financing activities:
Net payments under revolving credit facility	-	(6,100)
Payment of capital lease obligations	(672)	(139)
Payment of financing costs	-	(29)
Payment of stock option repurchase obligation	(3,186)	-
Stock option transactions	1,651	4,462
Excess income tax benefits from stock option transactions	2,307	-
Purchase of treasury stock	(4,876)	(6)
Net cash used in financing activities	(4,776)	(1,812)

Effect of exchange rate changes on cash	436	712

Net increase in cash and cash equivalents	20,842	19,939

Cash and cash equivalents:
Beginning balance	20,557	618

Ending balance	$41,399	$20,557

*The Company operates on a 52/53 week fiscal year that ends on the Sunday closest to December 31

APAC Customer Services, Inc. and Subsidiaries
Selected Financial and Statistical Information
(Dollars in thousands, except per share data)

	Thirteen/Fourteen Weeks Ended (1)			Fifty-Two/Fifty-Three Weeks Ended (1)

	January 2,	January 3,		January 2,	January 3,
	2011	2010	Fav (Unfav)	2011	2010	Fav (Unfav)

Selected Financial Information :

Revenue	$86,440	$85,529	1%	$325,958	$293,177	11%

Net income	6,321	33,110	(81%)	22,854	58,053	(61%)

EBITDA (2)	11,658	12,497	(7%)	45,585	46,562	(2%)

Adjusted EBITDA (2)	11,748	12,454	(6%)	49,350	46,465	6%

Statistical Information:

Number of customer care centers	15	15	0	15	15	0

End of period number of seats:
Domestic	6,274	6,222	52	6,274	6,222	52
International	4,573	4,206	367	4,573	4,206	367
Total	10,847	10,428	419	10,847	10,428	419

See attached Notes to Selected Financial and Statistical Information

Notes to Selected Financial and Statistical Information

(1) The Company operates on a 13/14 week fiscal quarter and 52/53 week fiscal year that ends on the Sunday closest to December 31.

(2) The Company defines EBITDA as net income plus income tax expense (benefit), depreciation and amortization, and interest expense. It defines adjusted EBITDA as EBITDA adjusted for legal settlement expense, severance, restructuring and other charges (reversals) and the acceleration of certain stock compensation expense.

EBITDA and adjusted EBITDA are measures used by the Company’s lenders, investors and analysts to evaluate its financial performance and its ability to pay interest and repay debt. These measures are also indicative of the Company’s ability to fund the capital investments necessary for its continued growth. The Company uses these measures, together with its GAAP financial metrics, to assess its financial performance, allocate resources, measure its performance against debt covenants and evaluate its overall progress towards meeting its long-term financial objectives.

EBITDA and adjusted EBITDA are not intended to be considered in isolation or used as a substitute for net income or cash flow from operations data presented in accordance with GAAP or as a measure of liquidity. The items excluded from EBITDA and adjusted EBITDA are significant components of the Company’s statements of operations and must be considered in performing a comprehensive assessment of its overall financial results.

EBITDA and adjusted EBITDA can be reconciled to net income, which the Company believes to be the most directly comparable financial measure calculated and presented in accordance with GAAP, as follows:

	For the Thirteen/Fourteen Weeks Ended		For the Fifty-Two/Fifty-Three Weeks Ended
	January 2, 2011	January 3, 2010	January 2, 2011	January 3, 2010

Net income	$6,321	$33,110	$22,854	$58,053
Interest (income) expense, net	8	(16)	(31)	(34)
Income tax expense (benefit)	2,566	(23,756)	11,159	(23,327)
Depreciation and amortization	2,763	3,159	11,603	11,870
EBITDA	$11,658	$12,497	$45,585	$46,562

Legal settlement	$(58)	$(45)	$1,793	$(41)
Severance, restructuring and other charges (reversals)	148	2	1,404	(56)
Accelerated stock compensation expense	-	-	568	-
Adjusted EBITDA	$11,748	$12,454	$49,350	$46,465

Non-GAAP Adjusted Financial Results:

Non-GAAP adjusted financial results measure revenue, and profit adjusted for the income tax benefit resulting from the reversal of the valuation allowance and the financial impact of the additional week of operating results for fiscal year 2009. The presentation of Non-GAAP adjusted financial results is not intended to be considered in isolation or as a substitute for net income presented in accordance with GAAP. The items excluded from Non-GAAP adjusted financial results are significant components of the Company’s financial statements and must be considered in performing a comprehensive assessment of its overall financial results.

The Company believes this information is useful to investors and analysts in order to provide a better understanding of the operating results of the Company on a comparable basis. It believes that this information provides investors and analysts with a more complete understanding of underlying operating results and ongoing operations by excluding the effect of infrequent activities. The Company uses this information, together with its GAAP financial metrics, to assess its financial performance, allocate resources, and evaluate its overall progress towards meeting its long-term financial objectives.

The Company recognizes that the computation of Non-GAAP adjusted financial results may not be consistent with calculations of similar information used by other companies. The accompanying table has more details on the GAAP financial measures that are most directly comparable to Non-GAAP adjusted financial results and the related reconciliations between this financial information.

Non-GAAP adjusted financial results for the 53 weeks ended January 3, 2010 can be reconciled to revenue, gross profit, income before taxes, income tax expense (benefit), and net income which the Company believes to be the most directly comparable financial measures calculated and presented in accordance with GAAP, as follows:

		Adjustments
		Valuation		Non-GAAP
	Actual	Allowance	Fifty-Third Week	Adjusted

Revenue	$293.2	$-	$(6.0)	$287.2
Gross Profit	$65.3	$-	$(0.9)	$64.5
Pretax Profit (IBT)	$34.7	$-	$(0.4)	$34.4
Income Tax Expense (Benefit)	$(23.3)	$23.8	$0	$0.5
Net Income	$58.1	$(23.8)	$(0.4)	$33.8
Adjusted EBITDA	$46.5	$-	$(0.4)	$46.1

CONTACT:
Company:
APAC Customer Services, Inc.
Andrew B. Szafran, 847-374-1949
Senior Vice President and Chief Financial Officer
ABSzafran@APACMail.com
or
Investor Relations:
Lippert/Heilshorn & Associates
Harriet Fried / Jody Burfening, 212-838-3777
HFried@lhai.com